UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest even reported):  September 14, 2007

Maxus Realty Trust, Inc.
(Exact name of registrant as specified on its charter)

MISSOURI	000-13754	48-1339136
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

104 Armour Road
North Kansas City, Missouri 64116
(Address of principal executive offices) (Zip Code)

(816) 303-4500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to rule 13e-4(c) under the Exchange Act (17 CFR 240.14e-r(c))

Item 2.03 Creation of a Direct Financial Obligation.

Effective as of September 14, 2007, Chalet I Acquisition, L.L.C. (“Chalet I”), a wholly-owned subsidiary of Maxus Operating Limited Partnership, our operating limited partnership (“MOLP”), and NorthMarq Capital Inc. (“NorthMarq”) entered into a MultiFamily Note (the “Note”) in the principal amount of $8,070,000 and a Multifamily Mortgage, Assignment of Rents and Security Agreement (the “Mortgage”), whereby Chalet I, as Borrower, refinanced the Chalet I and II Apartments located in Topeka, Kansas, which was acquired by Chalet I on September 27, 2001 (the “Property”).  Chalet I is the surviving entity of a recent merger of two of MOLP’s wholly-owned subsidiaries, Chalet I Acquisition, L.L.C. and Chalet II Acquisition, L.L.C.  The Note is incorporated by reference herein as Exhibit 4.1 to this current report on Form 8-K.  The Mortgage is incorporated by reference herein as Exhibit 4.2 to this current report on Form 8-K.

The Note bears interest at a fixed rate of 5.79% through October 1, 2017 (the “Maturity Date”).  We may extend the Maturity Date of the Note an additional twelve (12) months, in which case the Note would bear interest at a variable annual interest rate calculated for each calendar month during the extension period equal to the rate on unsecured obligations of the Federal Home Loan Mortgage Corporation designated as “Refinance Bills® Securities” and having original durations to maturity most comparable to one-month and issued at regularly scheduled auctions, plus 250 basis points.

Beginning on the First Installment Due Date, November 1, 2007, principal and accrued interest under the Note are due in consecutive monthly installments and payable on the first day of each calendar month.  Beginning November 1, 2007 through the Maturity Date, monthly principal and interest payments of $47,299.59 are due.

The Note is subject to a prepayment premium prior to the Maturity Date in an amount equal to the greater of (i) 1% of principal being prepaid; or (ii) the principal being prepaid or accelerated, multiplied by the excess (if any) of one-twelfth of 5.79% over one-twelfth of the then-applicable yield rate on the 9.25% U.S. treasury security due May 15, 2018, multiplied by a Present Value Factor more particularly described in the Note.

NorthMarq may accelerate payment on the Note if Chalet I defaults under the terms of the Loan Documents, as defined in the Mortgage, which defaults are customary defaults in real estate mortgage loan transactions.

The Property serves as collateral under the Mortgage to secure the amount due under the Note.  The Mortgage also provides NorthMarq a security interest in the Property and assigns and transfers all rents and leases on the Property to NorthMarq, collectable upon an Event of Default.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

4.1	Multifamily Note dated as of September 14, 2007 executed by Chalet I Acquisition, L.L.C. in favor of NorthMarq Capital, Inc.

4.2	Multifamily Mortgage, Assignment of Rents and Security Agreement dated as of September 14, 2007 executed by Chalet I Acquisition, L.L.C. in favor of NorthMarq Capital, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXUS REALTY TRUST, INC.

Date: September 20, 2007	By:	/s/ David L. Johnson
David L. Johnson
Chairman of the Board, President and
Chief Executive Officer